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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation of our report dated March 3, 2000 on our audit of the consolidated financial statements of FLAG Telecom Holdings Limited and our report dated December 30, 1999 on the audit of the consolidated financial statements of FLAG Limited included in this Form 10-K/A, into the FLAG Telecom Holdings Limited's previously filed Registration Statement File No: 333-30550 filed on Form S-8.

/s/ Arthur Andersen
Arthur Andersen
Hamilton, Bermuda
June 7, 2000